Exhibit 99.1

CIRCUIT COURT DENIES SPRINT’S MOTION TO DISMISS

AND ALLOWS iPCS CLAIM FOR 4G TECHNOLOGY TO PROCEED

SCHAUMBURG, Ill. – May 1, 2009 - iPCS, Inc. (Nasdaq: IPCS), whose operating subsidiaries are PCS Affiliates of Sprint Nextel, today announced that the Circuit Court of Cook County, Illinois has denied Sprint’s motion that sought to dismiss claims brought by iPCS’s subsidiaries in an amended complaint filed in their ongoing litigation over Sprint’s Wi-Max venture with Clearwire Corporation.  The amended complaint, filed in January 2009, alleges that Sprint has improperly withheld 4G technology from them in connection with the Clearwire transaction, which closed in November of 2008.  The amended complaint seeks, among other things, a permanent injunction enjoining Sprint from “obtaining directly or indirectly the benefits of advanced technology without providing that technology and sharing its benefits with its Affiliates.”  The Court also ruled that the iPCS subsidiaries’ claims for relief could not include certain types of monetary relief but that, in addition to the existing claims for injunctive relief, the subsidiaries would not be prevented from making “a claim for any actual or direct damages.”

“We are very pleased that the Court has again ruled in our favor as we seek to have Sprint live up to its obligations under our affiliation agreements,” commented Timothy M. Yager, President and CEO of iPCS, Inc.  “Technological advances are central to any wireless business and we are confident that after the evidence is presented in this case the Court will uphold the business deal that we reached with Sprint over ten years ago to ‘be Sprint’ in our exclusive territories and offer the most advanced seamless wireless nationwide network to our subscribers,” said Mr. Yager. “The Illinois courts have consistently upheld our contractual rights and we are confident they will continue to do so.”

“We also continue to look forward to Sprint’s compliance with the Circuit Court’s ruling that Sprint must “cease owning, operating and managing the Nextel wireless network” in iPCS Wireless’ territory by January 25, 2010 and will continue to monitor and pursue its compliance with that order,” concluded Mr. Yager.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of December 31, 2008, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.5 million residents, and iPCS had approximately 691,000 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Certain statements in this press release that are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. The forward looking statements included in this press release could impact future events or our future financial condition or performance. These forward-looking statements inherently involve certain risks and uncertainties, and are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual events to differ materially from those contemplated or anticipated in such forward-looking statements include, among others: appeals, proceedings or determinations by any judicial body with results or outcomes that differ from the rulings of the Courts referenced herein; or any other adverse results in outstanding litigation matters. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward looking statements.

Source: iPCS, Inc.

Investors:
Joele Frank, Wilkinson Brimmer Katcher
Judith Wilkinson / Jamie Moser
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